Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MARCH COMPARABLE STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (April 5, 2012)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $276.5 million for the five weeks ended March 31, 2012 compared to $260.2 million for the five weeks ended April 2, 2011, a 6.3% increase. Comparable store sales also increased 6.3% for the month.

On a year-to-date basis for the two months ended March 31, 2012, owned sales totaled $484.4 million compared to $456.3 million for the two months ended April 2, 2011, a 6.2% increase. Comparable store sales increased 6.4% for the two-month period.

For March, the strongest categories included women’s contemporary apparel; fine jewelry; handbags; and men’s accessories, shoes, tailored clothing, and contemporary apparel.

Saks Incorporated operates 45 Saks Fifth Avenue stores, 61 Saks OFF 5TH stores, and saks.com. Saks Fifth Avenue is proud to be named a J.D. Power and Associates 2012 Customer Service Champion and is only one of 50 U.S. companies so named.

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